Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-223050, 333-180453, 333-174748, 333-162104) pertaining to stock option plans of Cyren Ltd., of our report dated March 28, 2019 with respect to the consolidated financial statements of Cyren Ltd. and its subsidiaries,  included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 28, 2019	A Member of EY Global